EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to SIR FORTY 57, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated November 5, 2012, (as may have been amended or may hereafter be amended, the “Purchase Agreement”), between RML Construction, LLP, a Kentucky limited liability partnership (“Seller”) and Assignor for the purchase and sale of that certain real property located in Lexington, Kentucky, as more particularly described in Exhibit A attached hereto (the “Property”).

Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.

All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.

(SIGNATURES APPEARS ON FOLLOWING PAGE)

WITNESS THE EXECUTION HEREOF, as of this December 20, 2012.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Secretary and Vice President

ASSIGNEE:

SIR FORTY 57, LLC
a Delaware limited liability company

By:     Steadfast Income Advisor, LLC,
a Delaware limited liability
company, its Manager

By:	/s/ Ella S. Neyland
Ella S. Neyland, President

Exhibit A

DESCRIPTION OF THE LAND

Being all of Lots 1a and 1b as shown on the 2nd Amended Final Record Plat of Mahan Property, 4057 Mooncoin Way and 4161 & 4205 Victoria Way, Lexington, Fayette County, Kentucky, of record in Plat Cabinet N, Slide 681, in the Fayette County Clerk’s office.

Being the same property conveyed to RLM Construction, LLP by Deed dated October 9, 2007, of record in Deed Book 2762, Page 516, by Deed dated November 13, 2008, of record in Deed Book 2843, Page 590, by Deed dated December 24, 2009, of record in Deed Book 2920, Page 128, and by Deed dated March 16, 2011, of record in Deed Book 2997, Page 288, all in the Fayette County Clerk’s office